UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

NEUROBO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210

Cambridge, Massachusetts 02138

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 1, 2024, the Board of Directors (the “Board”) of NeuroBo Pharmaceuticals, Inc. (the “Company”) appointed Mr. Marshall H. Woodworth, age 66, as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective as of March 1, 2024.

From October 27, 2023 through February 29, 2024, Mr. Woodworth served as Acting Chief Financial Officer of the Company pursuant to an engagement agreement between the Company and WhiteCap Search Holdings, LLC, dated February 3, 2023. From October 27, 2023 through February 29, 2024, Mr. Woodworth received his compensation and benefits from WhiteCap Search Holdings, LLC.  On March 1, 2024, in connection with the appointment of Mr. Woodworth as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, the Company terminated the engagement agreement with WhiteCap Search Holdings, LLC.

From May 2017 through May 2023, Mr. Woodworth served as the Chief Financial Officer of Nevakar Inc. and its respective subsidiaries (Nevakar Injectables Inc. and Vyluma Inc.), where Mr. Woodworth was responsible for the accounting, financing, legal and human resources functions. From October 2015 through October 2016, Mr. Woodworth served as the Chief Financial Officer of Braeburn Pharmaceuticals Inc., where Mr. Woodworth led and coordinated the accounting, finance and treasury functions. From May 2014 to July 2015, Mr. Woodworth served as the Chief Financial Officer of Aerocrine AB, where Mr. Woodworth had responsibility for directing and coordinating the accounting and finance, FRS (Swedish SEC) reporting, investor relations, human resources and legal aspects of the company. From January 2010 through February 2014, Mr. Woodworth served as Chief Financial Officer of Furiex Pharmaceuticals, Inc. (Nasdaq: FURX), where Mr. Woodworth led a multi-disciplinary team and managed accounting, finance, SEC reporting, financial planning, analysis and reporting, and treasury functions. Mr. Woodworth received a Bachelor of Science degree from University of Maryland and a Master of Business Administration degree in Finance from Indiana University.

On March 1, 2024, the Company and Mr. Woodworth entered into an employment agreement (the “Employment Agreement”). The Employment Agreement has an initial term (the “Initial Term”) of two (2) years beginning on March 1, 2024 and automatically renews for an additional one year period at the end of the Initial Term and each anniversary thereafter (a “Renewal Term”) provided that at least 60 days prior to the expiration of the Initial Term or any Renewal Term the Board does not notify Mr. Woodworth of its intention not to renew.

The Employment Agreement entitles Mr. Woodworth to an annual base salary of $380,000, reviewed annually. Mr. Woodworth is also eligible for annual incentive compensation targeted at 40% of his base salary. Pursuant to the terms of the Employment Agreement, Mr. Woodworth was granted, effective as of Mr. Woodworth’s first day of employment with the Company (the “Grant Date”), a restricted stock unit award for 33,496 shares of the Company’s common stock pursuant to the terms of a RSU grant notice and form award agreement (the “RSU Award”) under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). The RSU Award vests as follows: (i) 30% of the shares underlying the RSU Award on the first anniversary of the Grant Date; (ii) 30% of the shares underlying the RSU Award on the second anniversary of the Grant Date; and (iii) the remaining shares subject to the RSU Award, shall vest and become exercisable in equal monthly installments on the last day of each full month over the twelve (12) months following the second anniversary of Grant Date. If during the period while Mr. Woodworth is employed by the Company, the Company consummates a Change in Control (as defined in the Employment Agreement) and the RSU Award is not assumed, continued or substituted by the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) in such Change in Control in the manner contemplated by the 2022 Plan, then 100% of the unvested portion of the RSU Award shall fully vest immediately prior to the effectiveness of such Change in Control.

In the event of Mr. Woodworth’s death during the employment period or a termination due to disability, Mr. Woodworth or his beneficiaries or legal representatives shall be entitled to receive any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends, unreimbursed expenses and certain other benefits provided for in the Employment Agreement (the “Unconditional Entitlements”). In the event of termination for cause by the Company or the termination of employment as a result of resignation without good reason, Mr. Woodworth shall be provided the Unconditional Entitlements.

In the event of a resignation by Mr. Woodworth for good reason or the exercise by the Company of its right to terminate Mr. Woodworth other than for cause, death or disability, Mr. Woodworth will receive the Unconditional Entitlements and, subject to Mr. Woodworth signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall pay a severance amount to Mr. Woodworth equal to twenty-

five percent (25%) of Mr. Woodworth’s then-current annual base salary (the “Severance Amount”) and pay for Mr. Woodworth’s continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (known as COBRA) for a period of three (3) months (the “Conditional Benefits”).

In the event of a resignation by Mr. Woodworth for good reason or the exercise by the Company of its right to terminate Mr. Woodworth other than for cause, death or disability, in each case, within twelve (12) months following or three (3) months prior to the effective date of a Change in Control, Mr. Woodworth will receive the following: (i) the Unconditional Entitlements and the Conditional Benefits less the Severance Amount; (ii) an amount equal to the product of 0.50 times the sum of Mr. Woodworth’s annual base salary and target annual cash bonus, less the Non-Compete Amount as defined in the Employment Agreement (if applicable); and (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any.

In addition to the Employment Agreement, Mr. Woodworth entered into an Employee Proprietary Information and Invention Assignment Agreement that applies during the term of Mr. Woodworth employment and thereafter. In connection with the Company entering into the Employment Agreement with Mr. Woodworth, the Company also entered into its standard form of indemnification agreement for directors and officers with Mr. Woodworth, a copy of which was previously filed as Exhibit 10.5 to the Form 8-K filed on December 31, 2019, and is incorporated herein by reference, with Mr. Woodworth. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Woodworth for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred in any action or proceeding arising out of his service to as an executive officer of the Company.

Except as described above, there are no arrangements or understandings between Mr. Woodworth and any other persons pursuant to which Mr. Woodworth was named as the Company’s Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer. Mr. Woodworth does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Woodworth does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and the form of RSU Award Grant Notice and Award Agreement under the 2022 Plan, which was previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on December 22, 2022, both of which are incorporated herein by reference.

Item 7.01.Regulation FD Disclosure

On March 4, 2024, the Company issued a press release announcing the appointment of Mr. Woodworth as Chief Executive Officer and President. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Employment Agreement entered into on March 1, 2024 by and between NeuroBo Pharmaceuticals, Inc. and Marshall H. Woodworth.

99.1	Press release issued by NeuroBo Pharmaceuticals, Inc. on March 4, 2024, furnished herewith.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: March 4, 2024	By:	/s/ Hyung Heon Kim
Hyung Heon Kim
President and Chief Executive Officer